UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

CBEYOND, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

320 Interstate North Parkway, Suite 500

Atlanta, Georgia 30339

(Address of principal executive offices, including zip code)

(678) 424-2400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cbeyond, Inc. (the “Company”) was held on June 22, 2011. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the four proposals submitted to stockholders at the meeting. The final voting results for each proposal are set forth below.

Proposal 1: Election of Class III Directors

The stockholders elected three Class III directors to each serve a three-year term until the 2014 Annual Meeting of Stockholders (or until their respective successors are elected and qualified or their earlier resignation, death or removal from office). The tabulation of votes was as set forth below.

Nominee	For	Withheld	Abstentions and Broker Non-Votes
James F. Geiger	24,908,217	916,505	1,209,086
Larry D. Thompson	24,391,102	1,433,620	1,209,086
Kevin Costello	24,851,065	973,657	1,209,086

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The reappointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011 was ratified as set forth below.

For	Against	Abstentions and Broker Non-Votes
27,004,227	29,581	0

Proposal 3: Advisory Vote on Executive Compensation

Final non-binding votes on an advisory resolution on the compensation of the Company’s named executive officers are set forth below.

For	Against	Abstentions and Broker Non-Votes
17,400,876	8,362,064	1,270,868

Proposal 4: Frequency of Advisory Vote on Executive Compensation

Final non-binding votes on the frequency of an advisory vote on executive compensation are set forth below.

One Year	Two Years	Three Years	Abstentions and Broker Non-Votes
20,945,730	983	4,827,518	50,491

In light of the Company’s board of directors’ recommendation of an annual advisory vote on executive compensation and taking into account the preferences of the stockholders, as set forth above, the Company’s board of directors has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual meeting of stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cbeyond, Inc.

Date: June 24, 2011	By:	/s/ J. Robert Fugate
J. Robert Fugate
Executive Vice President and Chief Financial Officer